Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEVELAND BIOLABS ANNOUNCES PROGRESS ON EUROPEAN MARKETING AUTHORIZATION APPLICATION

Buffalo, NY - March 28, 2018 - Cleveland BioLabs, Inc. (NASDAQ:CBLI) today reported that the company has received Day 120 review questions from the European Medicines Agency (EMA) regarding the company’s Marketing Authorization Application (MAA) for entolimod. The MAA seeks approval of entolimod for reducing the risk of death following exposure to potentially lethal irradiation. The company also received a formal notification from the EMA that responses should be submitted to the agency by September 14, 2018.

Yakov Kogan, Ph.D., MBA, Chief Executive Officer, stated, "The pursuit of regulatory approvals by the FDA and EMA and commercialization for entolimod as a medical radiation countermeasure are continuing to be the company’s most important priorities and goals. Receipt of Day 120 questions from the EMA was the expected next step in this process in Europe. Consistent with the FDA review of the company's pre-Emergency Use Authorization (pre-EUA) application, several of the EMA Day 120 review questions focused on the comparability between the entolimod formulation used in prior safety and efficacy studies and the formulation proposed for commercialization. Other Day 120 questions from the EMA are generally similar to those discussed in the past with the FDA, and include questions on validation of various aspects of manufacturing, the animal-to-human dose-conversion strategy, and the human safety database.”

“As previously reported, an in-vivo biocomparability study in non-human primates to address the comparability questions is ongoing," added Dr. Kogan. "Analyses of the specimens and data collected during this study will allow discussion of these results in our response to the EMA Day 120 review questions, which the company expects to submit to the EMA by August 31, 2018.”

About Cleveland BioLabs
Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. The company’s proprietary platform of Toll-like immune receptor activators has applications in radiation mitigation, oncology immunotherapy, and vaccines. The company’s most advanced product candidate is entolimod, which is being developed for use as a medical radiation countermeasure for a biodefense indication. The company conducts business in the United States and in the Russian Federation through a wholly-owned subsidiary, BioLab 612, LLC and a joint venture with Joint Stock Company RUSNANO, Panacela Labs, Inc. The company maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, Inc., please visit the company's website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts. Words and phrases such as “potential,” “may,” “future,” “will,” “plan,” “anticipate,” “believe,” “continue,”“intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the company’s future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, research and clinical analyses and trials, regulatory approvals or the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

Factors that could contribute to such differences include, among others, our need for additional financing to meet our business obligations; the risks inherent in the early stages of drug development and in conducting clinical trials; the company’s plans and expectations with respect to future clinical trials and commercial scale-up activities; the company’s ability to attract collaborators with development, regulatory and commercialization expertise and the financial risks related to those relationships; the company’s ability to comply with its obligations under license agreements; the company’s inability to obtain regulatory approval in a timely manner or at all; the commercialization of the company’s product candidates, if approved; the company’s plans to research, develop and commercialize its product candidates; future agreements with third parties in connection with the commercialization of any approved product; the size and growth potential of the markets for the company’s product candidates, and its ability to serve those markets; the rate and degree of market acceptance of the company’s product candidates; the company’s history of operating losses and the potential for future losses, which may lead the company to not be able to continue as a going concern; regulatory developments in the United States and foreign countries; the performance of the company’s third-party suppliers and manufacturers, the exercise of control over the company by its majority stockholder; and the success of competing therapies that are or may become available. Any forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring or arising after the date on which such statement is made, except as may be required by law. See also the “Risk Factors” and “Forward-Looking Statements” described in the company’s periodic filings with the Securities and Exchange Commission.
Contact:
Yakov Kogan, Chief Executive Officer
Cleveland BioLabs, Inc.
T: (716) 849-6810 ext. 364
E: yakov@cbiolabs.com